UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2025, the New York Stock Exchange (the “NYSE”) notified Solo Brands, Inc. (the “Company”), and publicly announced, that it had determined to commence proceedings to delist the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), as a result of the Company’s non-compliance with Rule 802.01D of the NYSE Listed Company Manual due to the Class A Common Stock trading at “abnormally low price” levels and that trading in the Class A Common Stock was suspended immediately.

The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the Class A Common Stock upon completion of all applicable procedures.

The Company expects that its Class A Common Stock will be quoted for trading on the OTC Pink Market. The OTC Pink Market is a significantly more limited market than the NYSE, and quotation on the OTC Pink Market will likely result in a less liquid market for existing and potential holders of the Class A Common Stock and could further depress the trading price of the Class A Common Stock. The Company can provide no assurance that the Class A Common Stock will trade or continue to trade on this market, whether broker-dealers will provide public quotes of the Class A Common Stock on this market, or whether the trading volume of the Class A Common Stock will be sufficient to provide for an efficient trading market.

The transition to the OTC Pink Market will not affect the Company’s business operations, its relationships with partners, suppliers or employees or its SEC reporting obligations.

Cautionary Note Concerning Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including statements regarding the delisting of the Class A Common Stock from the NYSE and trading in the Class A Common Stock on the OTC Pink Market, may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and can be identified by the use of words in the future tense and statements accompanied by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “strengthen,” “enhance,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements, including, but not limited to, the following: the impacts of the delisting of the Class A Common Stock from the NYSE and potential quotation on the OTC Pink Market; our ability to continue as a going concern; our ability to realize expected benefits from our strategic plans, any restructuring and cost-reduction efforts; our limited liquidity; our dependence on cash generated from operations to support our business and our growth initiatives; the limits placed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; risks associated with our international operations; our reliance on third-party manufacturers and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our ability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the ability of our largest stockholders to influence corporate matters; and geopolitical conflicts and their impact on the global economy, energy supplies and raw materials. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	April 22, 2025	By:	/s/ Chris Blevins
Chris Blevins
Interim General Counsel